Exhibit 99.1

VSee Health Announces $935K Contracts with Major Medical Device Manufacturers

SAN JOSE, Calif.-- January 21, 2025 --VSee Health, Inc. (Nasdaq: VSEE), a leader in comprehensive digital health services and customized telehealth workflow streams, announces contracts with several medical technology solution companies totaling approximately $935,000. These initial contracts underscore potential growth opportunities for VSee in this untapped vertical.

“Our partnerships with these medtech leaders highlight VSee’s ability to solve critical challenges in the medical technology industry,” stated Dr. Milton Chen, Co-CEO of VSee Health. “Our platform empowers healthcare equipment and device companies to deliver exceptional services including remote support and remote operation of their products, resulting in increased client ROI and significant cost reductions.”

VSee is recognized for its deep technology and extensive capabilities. It is distinct in its ability to power remote medical device workflows. Using its lego-like digital health building blocks, VSee uniquely addresses the needs of medical device manufacturers — from Uber-like routing to the next available support agent to high fidelity screen sharing and the remote control of the medical devices.

Enabling Remote Support and Remote Biomedical Technician Coverage

Medtech purchases are large investments for healthcare organizations. The VSee platform offers specific features that enable medical device companies to provide key value-adds to their customers:

•	one-click, Uber-like routing - gives customers fast, convenient access to the appropriate customer service technician regarding a specific piece of medical equipment
•	remote control and operations - gives customers the ability to staff with remote biomedical technicians to operate complex equipment from anywhere, anytime
•	lossless screen sharing - allows remote viewing of advanced medical imaging
•	secure, HIPAA-compliant infrastructure - utilizes the highest level of encryption, is field-tested on 1.5M monthly virtual encounters, and is certified by 3rd-party cybersecurity auditors
•	FDA embedding-ready - VSee is successfully integrated with medical devices and submitted for combined FDA approval

VSee’s Growing Role in Medtech and Digital Health

The medtech industry is experiencing exponential growth, with the global market projected to reach $800 billion by 2030 according to Fortune Business Insights. VSee Health’s growth trajectory is aligned to take advantage of this as healthcare providers increasingly incorporate advanced imaging systems, robotics, and AI-enabled solutions. VSee’s customizable, scalable platform is uniquely positioned to enable medical technology companies to enhance their customer experience, reduce turnaround times, and drive greater adoption of their products.

About VSee Health

VSee Health’s AI telehealth platform is the fastest way for enterprises to go from ideation to market go-live. Field-hardened on over 1.5M HIPAA-compliant video encounters every month, its customizable building blocks meet stringent government security standards, and are ready to scale. VSee Health has traveled for field deployments to over 50 countries such as Iraq, Syria, Marshall Islands and El Salvador. Its clients include NASA Space Station, US Department of Health and Human Services, McKesson, Magellan, DaVita, GE, countless startups, and the entire country of Qatar.

VSee Health offerings also include turnkey solutions for critical shortage areas such as critical care and teleradiology. It is committed to empowering high quality healthcare access and reducing physician burnout and workforce shortages through its telehealth technology. Visit vseehealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects, “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq’s listing rules within the required timeframe. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov . The Company does not assume any obligation to update or revise any such forward- looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Media Contact:

VSee Health

Anne Chang

626-513-1824

media@vsee.com

Investor Contact:

Dave Gentry

RedChip Companies

1-407-644-4256